FIRST AMENDMENT AGREEMENT

     This First Amendment Agreement dated as of November 5, 1999 (the "Amendment") amends the Credit Agreement dated as of November 6, 1998 (the "Credit Agreement"), between Valhi, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and Societe Generale, Southwest Agency, as the Administrative Agent for the Banks (the "Agent"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     WHEREAS pursuant to Section 2.17 of the Credit Agreement the Borrower has requested that the Banks extend the Maturity Date of the Credit Agreement for a period of 364 days and the Banks have agreed to such extension on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended by deleting the date "November 5, 1999" from the definition of the term "Maturity Date" in Section 1.01 thereof, and by substituting therefor the date "November 3, 2000".

     2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower hereby represents and warrants to the Bank that each of the representations and warranties set forth in the Credit Agreement are true and correct as of the date of this Amendment and no Default has occurred and is continuing as of the date of this Amendment.

     3. EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on the date the Agent has received the following:

     (a) a counterpart of this Amendment executed by the Borrower, the Issuing Bank and each of the Banks,

     (b) a Certificate of Secretary or Assistant Secretary of the Borrower which certifies the title, authority and true signature of the officer of the Borrower executing this Amendment on behalf of the Borrower, and

     (c) a Federal Reserve Form U-1 dated November 5, 1999 duly completed and executed by the Borrower and the Agent.

     4.  COUNTERPARTS.   This  Amendment  may  be  executed  in  any  number  of
counterparts which together shall constitute an instrument.

     5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6. ENTIRE AGREEMENT. THIS AMENDMENT AND THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERTAKINGS, UNDERSTANDINGS, REPRESENTATIONS OR OTHER ARRANGEMENTS, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF THE PARTIES IN CONNECTION HEREWITH EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED OR SPECIFICALLY REFERRED TO HEREIN OR THEREIN.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized as of the date first written above.


                                       VALHI, INC.



                                       By:    /s/ Bobby D O'Brien
                                              ----------------------------------
                                              Bobby D. O'Brien
                                              Vice President and Treasurer


                                              SOCIETE GENERALE, SOUTHWEST AGENCY
                                              as the Issuing Bank and as a Bank



                                        By:   /s/ Blain Shaum
                                              ----------------------------------
                                              Blain Shaum
                                              Managing Director


                                              COMERICA BANK



                                         By:   /s/ Barry Carroll
                                               ---------------------------------
                                         Name:  Barry Carroll
                                               ---------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                               U.S. BANK NATIONAL ASSOCIATION



                                          By:    /s/ Brennan K. Church
                                                 -------------------------------
                                          Name:  Brennan K. Church
                                                 -------------------------------
                                          Title: Assistant Vice President
                                                 -------------------------------